STOCK EXCHANGE AGREEMENT


                             Between

                        LASER CORPORATION

                               and

            THE SHAREHOLDERS OF BI ACQUISITIONS, INC.
                         dba "BROADCAST"


                      Dated October 1, 2003


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                        TABLE OF CONTENTS



Articles                                                               Page
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ARTICLE I   REPRESENTATIONS, COVENANTS, AND
            WARRANTIES OF BROADCAST

            1.01  Organization
            1.02  Capitalization
            1.03  Subsidiaries and Predecessor Corporations
            1.04  Financial Statements
            1.05  Information
            1.06  Options and Warrants
            1.07  Absence of Certain Changes or Events
            1.08  Title and Related Matters
            1.09  Litigation and Proceedings
            1.10  Contracts
            1.11  Material Contract Defaults
            1.12  No Conflict With Other Instruments
            1.13  Governmental Authorizations
            1.14  Compliance With Laws and Regulations
            1.15  Insurance
            1.16  Approval of Agreement
            1.17  Material Transactions or Affiliations
            1.18  Labor Relations
            1.19  BROADCAST Schedules

ARTICLE II  REPRESENTATIONS, COVENANTS AND WARRANTIES
            OF BROADCAST SHAREHOLDERS

            2.01  Ownership of BROADCAST Shares
            2.02  Knowledge of Representations

ARTICLE III REPRESENTATIONS, COVENANTS, AND
            WARRANTIES OF LASER CORPORATION

            3.01  Organization
            3.02  Capitalization
            3.03  Subsidiaries
            3.04  Financial Statements
            3.05  Information



                                2
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Articles                                                             Page
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            3.06  Options and Warrants
            3.07  Absence of Certain Changes or Events
            3.08  Title and Related Matters
            3.09  Litigation and Proceedings
            3.10  Contracts
            3.11  No Conflict With Other Instruments
            3.12  Governmental Authorizations
            3.13  Compliance With Laws and Regulations
            3.14  Insurance
            3.15  Approval of Agreement
            3.16  Material Transactions or Affiliations
            3.17  Employment Matters
            3.18 LASER Schedules

ARTICLE IV  PLAN OF EXCHANGE

            4.01  The Exchange
            4.02  Appointment of New Directors
            4.03  Closing
            4.04  Closing Events
            4.05  Termination

ARTICLE V   SPECIAL COVENANTS

            5.01  Access to Properties and Records
            5.02  Delivery of Books and Records
            5.03  Special Covenants and Representations
                  Regarding the Exchanged Stock
            5.04  Third Party Consents and Certificates
            5.05  Actions Prior to Closing
            5.06  Sales Under Rules 144 or 145, If Applicable
            5.07  Indemnification
            5.08  Cancellation of Shares Issued

ARTICLE VI  CONDITIONS PRECEDENT TO OBLIGATIONS OF LASER

            6.01  Accuracy of Representations
            6.02  Officer's Certificates
            6.03  No Material Adverse Change
            6.04  Good Standing
            6.05  Officer and Director Questionnaires
            6.06  Other Items


                                3
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Articles                                                                Page
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ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS OF
            BROADCAST AND THE BROADCAST SHAREHOLDERS

            7.01  Accuracy of Representation
            7.02  Director Approval
            7.03  Officer's Certificate
            7.04  No Material Adverse Change
            7.05  Good Standing
            7.06  Other Items

ARTICLE VIII  MISCELLANEOUS

            8.01  Brokers
            8.02  Governing Law
            8.03  Notices
            8.04  Attorneys' Fees
            8.05  Confidentiality
            8.06  Schedules; Knowledge
            8.07  Third Party Beneficiaries
            8.08  Entire Agreement
            8.09  Survival; Termination
            8.10  Counterparts
            8.11  Amendment or Waiver


EXHIBITS

            Exhibit "A" Proprietary Information
            Exhibit "B" Letter of Representation

                    STOCK EXCHANGE AGREEMENT


      THIS STOCK EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement"), is entered into as of this 1st day of October, 2003 by and among LASER CORPORATION., a Utah corporation (hereinafter referred to as "LASER"); BI ACQUISITIONS, INC., a Utah corporation (hereinafter referred to as "BROADCAST"), and all of the shareholders of BROADCAST (hereinafter referred to as the "BROADCAST Shareholders"), upon the following premises:

                             Premises
                             --------

      This Agreement provides for the acquisition by LASER of all of the issued and outstanding shares of the BROADCAST Shareholders solely in exchange for voting shares of LASER, on the terms and conditions hereinafter provided, all for the purpose of effecting a so-called "tax-free" reorganization pursuant to Sections 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and the Parties agree that if modification of the terms of this Agreement in a non-material manner to attain such qualification is necessary, they will negotiate in good faith to make such required modifications.

      Pursuant to the terms of the agreement, as hereinafter set forth, among other things, all of the outstanding and reserved securities of BROADCAST will be exchanged for shares of LASER common stock, in reliance on applicable exemptions from the registration requirements of the Securities Act and applicable Blue Sky laws, as hereinafter described.

                            Agreement
                            ----------

      NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived therefrom, it is hereby agreed as follows:

                            ARTICLE I

     REPRESENTATIONS, COVENANTS, AND WARRANTIES OF BROADCAST

      As an inducement to, and to obtain the reliance of LASER, BROADCAST and the BROADCAST Shareholders specifically named hereafter represent and warrant as follows:

      Section 1.01 Organization. BROADCAST is a corporation duly organized, validly existing, and in good standing under the laws of the state of Utah. BROADCAST has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the BROADCAST Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, as amended, and bylaws of BROADCAST as in effect on the date hereof.

      Section 1.02 Capitalization. The authorized capitalization of BROADCAST consists of 25,000,000 shares of common stock, $.001 par value per share, of which 10,176,775 shares are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person.

      Section 1.03 Subsidiaries and Predecessor Corporations. BROADCAST has no subsidiaries.

      Section 1.04  Financial Statements.

          (a) Included in the BROADCAST Schedules are the audited balance sheets of BROADCAST at December 31, 2002 and 2001, and the related audited statements of operations, stockholders' equity, and changes in financial position for the two fiscal years ended December 31, 2002 and 2001, together with the notes to such statements and the opinion of Haynie and Company, independent certified public accountants, with respect thereto; together with an unaudited balance sheet dated June 30, 2003 and an unaudited statement of operations for the six months ended June 30, 2003.

          (b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The BROADCAST balance sheets present fairly as of their respective dates the financial condition of BROADCAST. BROADCAST did not have as of the date of any such BROADCAST balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of BROADCAST, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity, and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles.

          (c) BROADCAST has filed all income tax returns required to be filed by it from inception to the date hereof, or has properly filed extensions to file such returns.

          (d) Except as set forth on Schedule 1.04(d) BROADCAST does not owe any unpaid federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) through June 30, 2003 for which BROADCAST may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity.

          (e) The books and records, financial and otherwise, of BROADCAST are in all material respects complete and correct and have been maintained in accordance with good business practices.

          (f) BROADCAST has good and marketable title to its assets and, except as set forth in the BROADCAST Schedules or the financial statements of BROADCAST or the notes thereto, has no material contingent liabilities, direct or indirect, matured or unmatured.

      Section 1.05 Information. The information concerning BROADCAST set forth in this Agreement and in the BROADCAST Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

      Section 1.06 Options or Warrants. Except as set forth of Schedule 1.06, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued BROADCAST common stock, except options, warrants, calls or commitments, if any, to which BROADCAST is not a party and by which it is not bound and which do not involve any of the authorized and unissued shares of BROADCAST common stock.

      Section 1.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the BROADCAST Schedules, since June 30, 2003:

          (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of BROADCAST; or (ii) any damage, destruction, or loss to BROADCAST (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of BROADCAST;

          (b) BROADCAST has not (i) amended its certificate of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of BROADCAST; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;
(vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

          (c) BROADCAST has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;
(ii) paid any material obligation or liability (absolute or contingent) other than current liabilities of BROADCAST reflected in or shown on the most recent BROADCAST balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or cancelled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of BROADCAST; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

          (d) Except as set forth on Schedule 1.07(d) to the best knowledge of management, BROADCAST has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of BROADCAST.


      Section 1.08 Title and Related Matters. Except as set forth on schedule1.08, BROADCAST has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent BROADCAST balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the BROADCAST Schedules. Except as set forth in the BROADCAST Schedules, BROADCAST owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with BROADCAST'S business. Except as set forth in the BROADCAST Schedules, no third party has any right to, and BROADCAST has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a materially adverse affect on the business, operations, financial condition, income, or business prospects of BROADCAST or any material portion of its properties, assets, or rights.

      Section 1.09 Litigation and Proceedings. Except as set forth in the BROADCAST Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of BROADCAST after reasonable investigation, threatened by or against BROADCAST or affecting BROADCAST or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. BROADCAST does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

      Section 1.10  Contracts.

          (a) Except as included or described in the BROADCAST Schedules, there are no material contracts, agreements, franchises, license agreements, or other commitments to which BROADCAST is a party or by which it or any of its assets, products, technology, or properties are bound;

          (b) All contracts, agreements, franchises, license agreements, and other commitments to which BROADCAST is a party or by which its properties are bound and which are material to the operations of BROADCAST taken as a whole are valid and enforceable by BROADCAST in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

          (c) BROADCAST is not a party to or bound by, and the properties of BROADCAST are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as BROADCAST can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of BROADCAST; and,

          (d) Except as included or described in the BROADCAST Schedules or reflected in the most recent BROADCAST balance sheet, BROADCAST is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which BROADCAST is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $1,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of BROADCAST; or (viii) contract, agreement, or other commitment involving payments by it of more than $1,000 in the aggregate.

      Section 1.11 Material Contract Defaults. BROADCAST is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of BROADCAST and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which BROADCAST has not taken adequate steps to prevent such a default from occurring.

      Section 1.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which BROADCAST is a party or to which any of its properties or operations are subject.

      Section 1.13 Governmental Authorizations. BROADCAST currently has an effective business license. BROADCAST has all other licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by BROADCAST of this Agreement and the consummation by BROADCAST of the transactions contemplated hereby.

      Section 1.14 Compliance With Laws and Regulations. Except as set forth in the BROADCAST Schedules, BROADCAST has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of BROADCAST or except to the extent that noncompliance would not result in the incurrence of any material liability for BROADCAST.

      Section 1.15 Insurance. Schedule 1.15 sets forth all insurance policies currently in force insuring variance activities of BROADCAST.

      Section 1.16 Authority Relative to this Agreement. BROADCAST has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by BROADCAST and the consummation by BROADCAST of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of BROADCAST, subject to obtaining the BROADCAST Shareholders' approval. The Board of Directors of BROADCAST has adopted a resolution recommending approval of this Agreement and directed that this Agreement be submitted to the shareholders of BROADCAST for their consideration, and, subject to the approval of the BROADCAST Shareholders, no other corporate proceedings on the part of BROADCAST or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by BROADCAST and the consummation by BROADCAST of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by BROADCAST and, subject to obtaining the BROADCAST Shareholders' approval, constitutes a legal, valid, and binding obligation of BROADCAST enforceable against BROADCAST in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general equitable principles regardless of whether considered in a proceeding in equity or at law.

      Section 1.17 Material Transactions or Affiliations. Set forth in the BROADCAST Schedules is a description of every material contract, agreement, or arrangement between BROADCAST and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by BROADCAST to own beneficially, five percent (5%) or more of the issued and outstanding common stock of BROADCAST and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services, or in kind, is, had been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to BROADCAST than terms available from otherwise unrelated parties in arm's length transactions. Except as disclosed in the BROADCAST Schedules or otherwise disclosed herein, no officer, director, or five percent (5%) shareholder of BROADCAST has, or has had since inception of BROADCAST, any interest, direct or indirect, in any material transaction with BROADCAST. There are no commitments by BROADCAST, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

      Section 1.18 Labor Relations. BROADCAST has not had a work stoppage resulting from labor problems. To the knowledge of BROADCAST, no union or other collective bargaining organization is organizing or attempting to organize any employee of BROADCAST.

      Section 1.19 BROADCAST Schedules. BROADCAST has delivered to LASER the following schedules, which are collectively referred to as the "BROADCAST Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of BROADCAST as complete, true, and correct:

          (a) a schedule containing complete and correct copies of the certificate of incorporation, as amended, and bylaws of BROADCAST in effect as of the date of this Agreement;

          (b) a schedule containing the financial statements of BROADCAST identified in paragraph 1.04(c);

          (c) a schedule containing all Federal and State income tax returns filed as of the date hereof.

          (d) a schedule containing a list indicating the name and address of each shareholder of BROADCAST together with the number of shares owned by him or her;

          (e) a schedule containing a description of all real property owned by BROADCAST, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

          (f) a schedule containing true and correct copies of all material contracts, agreements, or other instruments to which BROADCAST is a party or by which it or its properties are bound, together with a description of all contracts, leases, agreements, and other instruments, whether or not deemed material, including oral agreements, to which BROADCAST is party or by which it or its properties are bound, specifically including all contracts, agreements, or arrangements referred to in section 1.17;

          (g) a schedule containing a list of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which BROADCAST carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of BROADCAST);

          (h) a schedule listing the accounts receivable and notes and other obligations receivable of BROADCAST as of June 30, 2003, or that arose thereafter other than in the ordinary course of business of BROADCAST, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments which are in the aggregate material and due to or claimed by such creditor;

          (i) a schedule listing the accounts payable and notes and other obligations payable by BROADCAST as of June 30, 2003 or that arose thereafter other than in the ordinary course of the business of BROADCAST, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, setoffs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due or payable to BROADCAST respecting such obligations;

          (j) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of BROADCAST since June 30, 2003, required to be provided pursuant to section
1.07 hereof;

          (k) a schedule containing a copy of the board of directors' and shareholders' minutes of BROADCAST since inception; and

          (l) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the BROADCAST Schedules by sections 1.01 through 1.18.


                            ARTICLE II

            REPRESENTATIONS, COVENANTS, AND WARRANTIES
                    OF BROADCAST SHAREHOLDERS

      As an inducement to, and to obtain reliance of LASER, Rodney M. Tiede, Randy Turner, Ken Moore, Ranea Hambly, and Broadcast International, Ltd. for the purposes of this Article referred to as "BROADCAST Shareholders", represent and warrant as follows:

      Section 2.01  Ownership of BROADCAST Shares.

          (a) Each BROADCAST Shareholder hereby represents and warrants with respect to itself that it is the legal and beneficial owner of the number of common shares set forth opposite its name on Schedule 4.01, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and each such BROADCAST Shareholder has full right, power, and authority to transfer, assign, convey, and deliver its BROADCAST shares; and delivery of such shares at the closing will convey to LASER good and marketable title to such shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, except as set forth herein.

          (b) Each BROADCAST Shareholder further warrants and certifies by affixing his signature to this Agreement, that he is an "Accredited Investor" within the meaning of that term as defined in Regulation D of the Securities Act of 1933.

          (c)  Each of BROADCAST's Shareholders has been advised that:

               (1) The securities to be issued by LASER in exchange for BROADCAST's Securities have not been registered under the Securities Act, the Exchange Act or any comparable state securities laws, but rather, are being issued in reliance on the exemption from registration under the Securities Act provided by Section 4(2) thereof.

               (2) All certificates for the shares of LASER's common stock will bear legends restricting any transactions therein, directly or indirectly, unless they are first registered under applicable federal and state securities laws or the proposed transaction is exempt from such registration requirements, and if such facts are demonstrated to the satisfaction of LASER and its legal counsel, based on such third party legal opinions, affidavits, and transfer agency procedures as LASER will reasonably require or have in place generally LASER will not unreasonably withhold its consent to such registration;

               (3) LASER's transfer agent has been instructed to decline transfers of certificates for the shares of LASER's common stock to be issued pursuant to this Agreement unless the foregoing requirements have been met and have been confirmed as having been met by a duly authorized officer of LASER.

          (d) Each of the BROADCAST Shareholders has independently determined through his, her or its own legal counsel, that all requirements of BROADCAST's state of domicile for the issuance of the shares of LASER's common stock called for by this Agreement have been met, or will have been met, prior to Closing.

      Section 2.02 Knowledge of Representations. To their best knowledge and belief, the representations of BROADCAST in Article I, above, are true, accurate and complete.

                           ARTICLE III

       REPRESENTATIONS, COVENANTS, AND WARRANTIES OF LASER


      As an inducement to, and to obtain the reliance of BROADCAST and the BROADCAST Shareholders, LASER represents and warrants as follows:

      Section 3.01 Organization. LASER is a corporation duly organized, validly existing, and in good standing under the laws of the state of Utah, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and LASER bylaws of LASER as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of LASER's articles of incorporation or bylaws. LASER has taken all action required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and LASER has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

      Section 3.02 Capitalization. LASER authorized capitalization consists of 40,000,000 shares of common stock, par value $.05, of which 3,495,973 shares are issued and outstanding and 10,000,000 shares of preferred stock, no par value, of which no shares are outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person.

      Section 3.03 Subsidiaries. LASER had two wholly owned subsidiaries, American Laser Corporation and American Laser Medical, Inc., both of which have been dissolved pursuant to the requirements of the Utah Revised Business Corporation Act and are in process of winding down.

      Section 3.04  SEC Reports and Financial Statements.

          (a) LASER has delivered to BROADCAST prior to the Closing a true, correct, and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by LASER with the Securities and Exchange Commission ("SEC") since January 1, 2000 (the "LASER Reports"), which are all the documents (other than preliminary material) that LASER was required to file with the SEC since such date. As of their respective dates, the LASER Reports (i) complied as to form in all material respects with the requirements of the Securities Act of 1933, or the Exchange Act of 1934, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be state therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) Included in the LASER Schedules are the audited balance sheets of LASER as of December 31, 2002, and 2001, and the related audited statements of operations, stockholders' equity, and changes in financial position for the two fiscal years ended December 31, 2002, and 2001, together with the notes to such statements and the opinion of Tanner and Co., P.C., independent certified public accountants, with respect thereto; the unaudited balance sheet of LASER as of June 30, 2003, and a related unaudited statement of operations, for the six-month period ended June 30, 2003.

          (c) All LASER financial statements complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The LASER balance sheets present fairly as of their respective dates the financial condition of LASER. LASER did not have as of the date of any such LASER balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of LASER, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity, and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles.

          (d) LASER has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable.

          (e) LASER has filed all state, federal, or local income tax returns required to be filed by it from inception to the date hereof. Included in the LASER Schedules are true and correct copies of the federal income tax returns of LASER filed for the three years ended December 31, 2000, 2001, 2002. None of such federal income tax returns have been examined by the Internal Revenue Service. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

          (f) The books and records, financial and otherwise, of LASER are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

          (g) LASER has good and marketable title to its assets and, except as set forth in the LASER Schedules or the Financial Statements of LASER or the notes thereto, has no material contingent liabilities, direct or indirect, matured or unmatured.

      Section 3.05 Information. The information concerning LASER set forth in this Agreement and the LASER Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

      Section 3.06 Options or Warrants. Except as set forth on Schedule 3.06 of the LASER Schedules, there are no existing options, warrants, calls, or commitments of any character relating to authorized and unissued stock of LASER, except options, warrants, calls, or commitments, if any, to which LASER is not a party and by which it is not bound.

      Section 3.07 Absence of Certain Changes or Events. Except as described herein or in the LASER Schedules and the discontinuance of the operations of American Laser Corporation and American Laser Medical, Inc., since the date of the most recent LASER balance sheet:

          (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of LASER (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of LASER;

          (b) LASER has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of LASER; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;
(vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees;

          (c) LASER has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent LASER balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights (except assets, property, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or cancelled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of LASER; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

          (d) to the best knowledge of LASER, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of LASER.

      Section 3.08 Title and Related Matters. LASER has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the LASER balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the LASER Schedules.

      Section 3.09 Litigation and Proceedings. Except as set forth in the LASER Schedules, there are no actions, suits, or proceedings pending or, to the knowledge of LASER, threatened by or against or affecting LASER, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. LASER does not have any knowledge of any default on its part with respect to any judgment, order, writs, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

      Section 3.10 Contracts. Except for contracts entered into in the ordinary course of business, LASER and its subsidiary are not parties to any material contract, agreement, or other commitment.

      Section 3.11 No Conflict With Other Instruments. The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which LASER is a party or to which it or any of its assets or operations are subject.

      Section 3.12 Governmental Authorizations. LASER has all licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by LASER of this Agreement and the consummation by LASER of the transactions contemplated hereby.

      Section 3.13 Compliance With Laws and Regulations. To the best of its knowledge, LASER has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or conditions of LASER or except to the extent that noncompliance would not result in the incurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities in connection with LASER's filing of quarterly reports with the SEC and Nasdaq.

      Section 3.14 Insurance. Schedule 3.14 sets for all insurance carried by LASER.

      Section 3.15 Authority Relative to This Agreement. LASER has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by LASER and the consummation by LASER of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of LASER. No other corporate proceedings on the part of LASER or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by LASER and the consummation by LASER of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by LASER and constitutes a legal, valid, and binding obligation of LASER enforceable against LASER in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general equitable principles regardless of whether considered in a proceeding in equity or at law.

      Section 3.16  Absence of Undisclosed Liabilities.   Except for matters
reflected or reserved against in the balance sheet for the period ended June 30, 2003 included in the LASER schedules or otherwise disclosed herein, neither LASER nor any of the LASER subsidiaries had at such date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to be come due) of any nature that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of LASER (including the notes thereto), except liabilities or obligations which were incurred in the ordinary course of business consistent with past practice and which have not had, and could not be reasonably expected to have, individually or in the aggregate, a material adverse effect on LASER .

      Section 3.17 Material Transactions of Affiliates. Except as disclosed herein and in the LASER Schedules, there exists no material contract, agreement, or arrangement between LASER and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record or known by LASER to own beneficially, 5% or more of the issued and outstanding common stock of LASER and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% shareholder of LASER has, or has had during the last preceding full fiscal year, any known interest in any material transaction with LASER which was material to the business of LASER. LASER has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with any such affiliated person.

      Section 3.18 Employment Matters. At the time of Closing, LASER will have no employees other than its executive officers.

      Section 3.19 LASER Schedules. LASER has delivered to BROADCAST the following schedules, which are collectively referred to as the "LASER Schedules," which are dated the date of this Agreement, all certified by an officer to be complete, true, and accurate:

           (a) a schedule containing complete and accurate copies of the articles of incorporation and bylaws of LASER as in effect as of the date of this Agreement;

           (b) a schedule containing all reports of LASER filed with the U.S. Securities and Exchange Commission since January 1, 2000;

           (c) a schedule containing a copy of the federal income tax returns of LASER identified in paragraph 3.04(d);

           (d)  a schedule containing LASER audited financial statements;

           (e)  a schedule setting forth all material contracts.

           (f)  a schedule setting forth any options, warrants or commitments.

           (g) a schedule setting forth the description of any material adverse change in the business, operations, property, assets, or condition of LASER since June 30, 2003, required to be provided pursuant to section 3.07 hereof; and

           (h)  a schedule of all LASER accounts receivable and payable.

           (i) a schedule and copies of all LASER board minutes and/or actions since January 1, 2000.

           (j) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the LASER Schedules by sections 3.01 through 3.18.

      Section 3.20   Election of Directors.    Effective as of the Closing
Date, Laser will take all necessary and appropriate actions to cause (i) the current members of the Board of Directors of Laser to resign effective upon the Closing and (ii) Rodney M. Tiede, Randy Turner and Reed L Benson to be elected or appointed as directors of Laser to fill the positions resulting from the resignations of the current directors.

                            ARTICLE IV

                CONSIDERATION AND PLAN OF EXCHANGE

      Section 4.01 The Initial Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 4.06), each of the BROADCAST Shareholders hereby agrees to assign, transfer, and deliver to LASER, free and clear of all liens, pledges, encumbrances, charges, restrictions, or known claims of any kind, nature, or description, except as provided for herein the number of shares of common stock of BROADCAST set forth on schedule 4.01, after his name, in the aggregate constituting all of the issued and outstanding shares of common stock of BROADCAST, and LASER agrees to acquire such shares on such date by issuing and delivering in exchange therefore solely shares of LASER restricted common stock, par value $0.05. LASER shall issue all of the then authorized, but unissued shares of LASER common stock at the Closing ("Initial Issuance Shares") to the BROADCAST Shareholders as their respective percentage ownership interests of BROADCAST may appear prior to the Closing and in the number of shares as set forth on Schedule 4.01. In addition the BROADCAST Shareholders shall be entitled to additional shares of LASER common stock as described in Section 4.03 hereof.

      At the Closing, each of the BROADCAST Shareholders shall, on surrender of his certificate or certificates representing such BROADCAST shares to the registrar and transfer agent, shall receive a certificate or certificates evidencing shares of the exchanged LASER Stock as provided herein. Upon the consummation of the transaction contemplated herein, shares of capital stock of LASER shall be held by BROADCAST Shareholders. Following the Share acquisition and exchange, the effect of the Exchange will be that BROADCAST will have become a wholly owned subsidiary of LASER and that BROADCAST Shareholders will have become Shareholders of LASER at the Closing, with no further rights, title or interest in BROADCAST stock, other than indirectly as shareholders of LASER and as may be set forth hereafter.

      Section 4.02 Shareholders Meeting. Immediately following the Closing, the Board of Directors of Laser as constituted following the Closing, shall call a special meeting of the shareholders of LASER and solicit proxies from the shareholders of LASER for at least the following purposes:

      (i) to increase the authorized shares of common stock of LASER to 250,000,000 shares, or such other amount as the Board of Directors shall deem prudent;

      (ii)  to change the name of LASER to BROADCAST INTERNATIONAL, INC.;

      (iii) to elect a new slate of Board of Directors; and,

      (iv) to approve and ratify the selection of the Board of Director's appointment of independent auditors for the current fiscal year.


      Section 4.03 Subsequent Issuance of Stock. Immediately following the authorization of additional shares of LASER common stock, LASER shall issue additional shares of common stock to the former BROADCAST Shareholders ("Subsequent Issuance Shares") in the amounts shown on Schedule 4.01 with the intent that following such additional issuances the shareholders of LASER immediately prior to the Closing shall own (or have the right to acquire through the exercise of vested options) in the aggregate 2% of the issued and outstanding shares of common stock of LASER immediately after the issuance of the Subsequent Issuance Shares. Provided, however, no shares issued to Moreland Family, LLC or Madison, LLC pursuant to this transaction shall be included in the number of shares constituting 2% of the then issued and outstanding shares.

      Section 4.04 Broadcast Options. Options to acquire BROADCAST stock as shown on Schedule 1.06 shall be assumed by LASER and converted to options to acquire LASER common stock in such amounts and at such price as is comparable to the exchange ratio used to calculate the amount of common stock issuable pursuant to this Agreement to the BROADCAST SHAREHOLDERS.

      Section 4.05 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on the date that this Agreement is fully executed by all parties and at such time as the parties may agree ("Closing Date"). Such Closing shall take place at the BROADCAST offices at 7050 Union Park Ave #600, Midvale, Utah 84047. Provided, however, the effective date of the transactions described herein shall be October 1, 2003.

      Section 4.06 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.


                            ARTICLE V

                        SPECIAL COVENANTS

      Section 5.01 Access to Properties and Records. LASER and BROADCAST Shareholders will each afford to the officers and authorized representatives of the other full access to the properties, books, and records of LASER or BROADCAST as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of LASER or BROADCAST, as the case may be, as the other shall from time to time reasonably request.

      Section 5.02 Delivery of Books and Records. At the Closing, BROADCAST shall deliver to LASER the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of BROADCAST now in the possession of BROADCAST or its representatives.

      Section 5.03 Special Covenants and Representations Regarding the Exchanged Stock. The consummation of this Agreement and the transactions herein contemplated, including the issuance of the Initial Issuance Stock and the Subsequent Issuance Stock to the shareholders of BROADCAST as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the BROADCAST Shareholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, BROADCAST shall cause to be delivered, and the shareholders shall deliver to LASER, letters of representation in the appropriate form.

      Section 5.04 Third Party Consents and Certificates. LASER and BROADCAST agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

      Section 5.05 Employment. All agreements, whether written or oral, related to the employment of any LASER employees or persons who supply services to LASER in any manner shall be terminated prior to the Closing or assigned to one of LASER's subsidiaries with LASER receiving a complete novation from any liability related to or arising from any such relationship. The consent of any employee or service provider affected by such assignment or termination shall consent to the assignment or termination prior to the Closing.

      Section 5.06  Sales Under Rules 144 or 145, If Applicable.

      (i) LASER will use its best efforts to at all times comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including timely filing all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

      (ii) Upon being informed in writing by any person holding restricted stock of LASER as of the date of this Agreement that such person intends to sell any shares under Rule 144 or Rule 145 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), LASER will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144 or 145, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

      (iii) If any certificate representing any such restricted stock is presented to LASER's transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144 or 145, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to LASER and its counsel that such transfer has complied with the requirements of Rule 144 or 145, as the cases may be, LASER will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144 or 145, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 4.07 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

      Section 5.07  Indemnification.

      (i) BROADCAST and the BROADCAST Shareholders hereby agree to indemnify LASER and each of the officers, agents and directors of LASER as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Articles I and/or II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.


      (ii) LASER hereby agrees to indemnify BROADCAST and each of the officers, agents and directors of BROADCAST as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article III of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.


                            ARTICLE VI

         CONDITIONS PRECEDENT TO OBLIGATIONS OF BROADCAST

      The obligations of BROADCAST under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

      Section 6.01 Accuracy of Representations. The representations and warranties made by LASER in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes permitted by this Agreement), and LASER shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by LASER prior to or at the Closing. BROADCAST shall be furnished with a certificate, signed by a duly authorized officer of LASER and dated the Closing Date, to the foregoing effect.

      Section 6.02 Officer's Certificates. Broadcast shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of LASER to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of LASER threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the LASER Schedules, by or against LASER which might result in any material adverse change in any of the assets, properties, business, or operations of LASER.

      Section 6.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of LASER nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of LASER.

      Section 6.04 Good Standing. BROADCAST shall have received a certificate of good standing from the Utah Division of Corporations and Commercial Code or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that LASER is in good standing as a corporation in the State of Utah and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

      Section 6.05 Other items. BROADCAST shall have received a shareholders list of LASER containing the name, address, and number of shares held by each LASER shareholder as of the date of Closing certified by an executive officer of LASER as being true, complete, and accurate. BROADCAST shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as BROADCAST may reasonably request.

                           ARTICLE VII

           CONDITIONS PRECEDENT TO OBLIGATIONS OF LASER

      The obligations of LASER under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

      Section 7.01 Accuracy of Representations. The representations and warranties made by BROADCAST in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes permitted by this Agreement), and BROADCAST shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by BROADCAST prior to or at the Closing. LASER shall be furnished with a certificate, signed by a duly authorized officer of BROADCAST and dated the Closing Date, to the foregoing effect.

      Section 7.02 Officer's Certificates. LASER shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of BROADCAST to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of BROADCAST threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the BROADCAST Schedules, by or against BROADCAST which might result in any material adverse change in any of the assets, properties, business, or operations of BROADCAST.

      Section 7.03 No Material Adverse change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of BROADCAST nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of BROADCAST.

      Section 7.04 Good Standing. LASER shall have received a certificate of good standing from the Utah Division of Corporations and Commercial Code or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that BROADCAST is in good standing as a corporation in the State of Utah and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

      Section 7.05 Other items. LASER shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as LASER may reasonably request.


                           ARTICLE VIII

                          MISCELLANEOUS

      Section 8.01 Brokers. LASER and BROADCAST agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. LASER and BROADCAST each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finders' fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

      Section 8.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Utah.

      Section 8.03 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

      If to LASER to:      Joyce Wickham
                           %Gregory E. Lindley
                           Holland & Hart
                           60 East South Temple, Suite 2000
                           Salt Lake City, Utah 84111

                           With copies to:

                           Gregory E. Lindley
                           Holland & Hart
                           60 East South Temple, Suite 2000
                           Salt Lake City, Utah 84111


     If to BROADCAST, to:  Reed L Benson
                           7050 Union Park Ave.  #600
                           Salt Lake City, UT  84047

     With copies to:       Rodney M. Tiede
                           7050 Union Park Ave.  #600
                           Salt Lake City, UT  84047


or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

      Section 8.04 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

      Section 8.05 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

      Section 8.06 Third Party Beneficiaries. This contract is solely between LASER and BROADCAST, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

      Section 8.07 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof, including This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

      Section 8.08 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

      Section 8.09 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

       Section 8.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

       Section 8.11 Arbitration. The parties hereto shall attempt in good faith to resolve promptly any disputes arising out of or relating to this Agreement or any aspect of the relationship among the parties. In the event any such dispute cannot be resolved, the parties agree that such disputes shall be resolved through arbitration conducted in accordance with the American Arbitration Association Commercial Arbitration Rules then in effect and the arbitration will take place in Salt Lake City, Utah.

                     SIGNATURE PAGE TO FOLLOW

      IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.


                                      LASER CORPORATION
ATTEST:                               "LASER"


/s/ Mark Ballard                         /s/ Joyce Wickham
________________________________      By __________________________
Secretary or Assistant Secretary         Joyce Wickham, President


ATTEST:
                                      BI ACQUISITIONS, INC.

    /s/ Randy Turner                     /s/ Rodney M. Tiede
By ______________________________     By___________________________
                 , Secretary            Rodney M. Tiede, President




BROADCAST  Shareholders

/s/ Rodney M. Tiede                      /s/ Randy Turner
_________________________________       __________________________
Rodney M. Tiede                         Randy Turner



/s/ Kenneth Moore
_________________________________
Kenneth Moore



/s/ Ranea Hambly
_________________________________
Ranea Hambly



/s/ Stephen Spencer
_________________________________
Broadcast International, Ltd.
By Stephen Spencer, Authorized Agent